POWER OF ATTORNEY

      The undersigned hereby appoints each of Jeffrey R. Moreland, James H. Gallegos, Craig
N. Smetko, Jeffrey T. Williams, and Judy K. Carter, signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1) execute and file with the Securities and Exchange Commission and any national securities exchange, on behalf of the undersigned, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and Form 144 under Rule 144 adopted pursuant to the Securities Act of 1933, and any amendments to the above-referenced statutes and rules, regarding holdings of or transactions in securities of Burlington Northern
Santa Fe Corporation or any successors thereto;
(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor Burlington
Northern Santa Fe Corporation are hereby assuming any of the undersigned's obligations to comply with Section 16(a) of the Securities Exchange Act of 1934 or Rule 144 under the Securities
Act of 1933, any liability for failure to comply with such obligations, or any obligation or liability for profit disgorgement under Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph of this Power of Attorney.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4, or 5 and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by Burlington Northern Santa Fe Corporation, unless earlier (a) revoked by the undersigned in a written statement delivered to the Secretary of Burlington Northern Santa Fe Corporation, or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.
Each individual appointed as attorney-in-fact under this Power of Attorney shall serve as attorney-in-fact pursuant to this Power of Attorney as long as such individual is employed by Burlington Northern Santa Fe Corporation or BNSF Railway Company or any
successor to those companies, and upon termination of such employment for any reason, the authority granted to such person pursuant to this Power of Attorney shall be null and void.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of August, 2006.

/s/ Jeffrey R. Moreland
Signature

Jeffrey R. Moreland
Print Name

STATE OF TEXAS  )
    )
COUNTY OF TARRANT       )

 On this 2nd day of August, 2006, Jeffrey R. Moreland personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

 IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Kaaren Frank
Notary Public
My Commission Expires:  9-29-2009